Officers’ Certificate Pursuant to Sections 2.1, 2.3 and 2.4(3) of the Indenture

Dated:  October 1, 2009

The undersigned, Jeffrey W. Nitta, Vice President and Treasurer, and Claire S. Grace, Vice President, Corporate Secretary and Assistant General Counsel, of Weyerhaeuser Company, a Washington corporation  (the “Company”), hereby certify as follows:

The undersigned, having read the appropriate provisions of the Indenture dated as of April 1, 1986 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of February 15, 1991 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of February 1, 1993 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of October 22, 2001 (the “Third Supplemental Indenture”) and the Fourth Supplemental Indenture dated as of March 12, 2002 (the “Fourth Supplemental Indenture”) (the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, is hereinafter called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), including Sections 2.1, 2.3, 2.4 and 11.5 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the establishment of the terms of the Company’s 7.375% Notes due 2019 (the “Offered Securities”) and the form of certificate evidencing the Offered Securities have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Offered Securities have been complied with, certify that:

1.           the terms of the Offered Securities were established by the undersigned pursuant to authority delegated to them by resolutions duly adopted by the Board of Directors of the Company on September 24, 2009 (the “Resolutions”) and such terms are as set forth and incorporated by reference in Annex I hereto,

2.           the form of certificate evidencing the Offered Securities was established by the undersigned pursuant to authority delegated to them by the Resolutions and is in substantially the form attached as Exhibit 1 to Annex I hereto, it being understood that the legends appearing on any such certificate need to be included only so long as such certificate evidences a Global Security (as defined in the Indenture) and that, as provided in Annex I hereto, the format (but not the substance) of the certificates evidencing the Offered Securities may be changed,

3.           the form and terms of the Offered Securities of such series have been established pursuant to Sections 2.1 and 2.3 of the Indenture and comply with the Indenture, and

4.           to the knowledge of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 2.1, 2.3 and 2.4 of the Indenture) relating to the establishment of the terms of the Offered Securities of such series and the form of certificate evidencing the Offered Securities of such series, and relating to the execution, authentication and delivery of the Offered Securities of such series, have been complied with.

This certificate may be executed by the parties hereto in counterparts, each of which when so executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

Jeffrey W. Nitta
Vice President and Treasurer

Claire S. Grace
Vice President, Corporate Secretary and
Assistant General Counsel

ANNEX I

The terms “Indenture” and “Company,” as used in this Annex I, have the respective meanings set forth in the Officers’ Certificate to which this Annex I is attached, and other capitalized terms used in this Annex I and not otherwise defined herein have the same definitions as in the Indenture.

(1)           The series of Securities established hereby shall be known and designated as the 7.375% Notes due 2019 (the “Offered Securities”).

(2)           The aggregate principal amount of the Offered Securities of such series that may be authenticated and delivered under the Indenture is initially limited to $500,000,000, except for Offered Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Offered Securities of such series pursuant to Sections 2.2A, 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture or pursuant to the provisions appearing under the caption “Offer to Purchase Upon Change of Control Triggering Event” in the form of certificate evidencing the Offered Securities of such series attached hereto as Exhibit 1.  However, such series of Offered Securities may be re-opened from time to time by the Company for the issuance of additional Offered Securities of such series, without the consent of the Holders, so long as any such additional Offered Securities of such series have the same form and terms (except that any such additional Offered Securities may be dated as of different dates and may have different dates from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Offered Securities of such series theretofore issued; provided, however, that, notwithstanding the foregoing, the Offered Securities of such series may not be reopened if the Company has effected satisfaction and discharge or defeasance with respect to the Offered Securities of such series pursuant to Section 10.1(A) or 10.1(B) of the Indenture; and provided, further, that no additional Offered Securities of such series may be issued at a price that would cause such additional Offered Securities to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

(3)           The Offered Securities of such series are to be issuable only as Registered Securities without coupons.  The Offered Securities of such series shall be issued in book-entry form and represented by one or more Global Securities of such series, the initial Depositary for the Global Securities of such series of Offered Securities shall be The Depository Trust Company and the depositary arrangements shall be those employed by whomever shall be the Depositary with respect to the Global Securities of such series from time to time.  Notwithstanding the foregoing, certificated Offered Securities of such series in definitive form may be issued in exchange for Global Securities of such series under the circumstances contemplated by clauses (c)(i), (ii) and (iii) of Section 2.2A of the Indenture.

(4)           The Offered Securities authorized hereby shall be originally issued on October 1, 2009 (the “Closing Date”) and shall be sold by the Company to the underwriters (the “Underwriters”) named in the Underwriting Agreement dated September 28, 2009 (the “Underwriting Agreement”) among the Company and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the several Underwriters (the form, terms, execution and delivery of such Underwriting Agreement being hereby authorized, ratified, confirmed and approved in all respects), at a price equal to 98.145% of the principal amount of the Offered Securities.  The initial price to the public of the Offered Securities originally issued on the Closing Date shall be 99.145% of the principal amount thereof plus accrued interest, if any, from October 1, 2009, and underwriting discounts and commissions shall be 1.000% of the principal amount of such Offered Securities.

(5)           The final maturity date of the Offered Securities on which the principal thereof is due and payable shall be October 1, 2019.

(6)           The principal of the Offered Securities of such series will bear interest at the rate set forth in the form of certificate evidencing the Offered Securities of such series attached as Exhibit 1 hereto.  Interest on the Offered Securities of such series will accrue from the date, and will be payable on the dates and to the persons, provided in the form of certificate evidencing the Offered Securities of such series attached as Exhibit 1 hereto.  Interest on the Offered Securities of such series will be computed on the basis of a 360-day year of twelve 30-day months.  No additional amounts of the nature referred to in subparagraph (15) of Section 2.3 of the Indenture shall be payable on the Offered Securities of such series.

(7)           The principal of and premium, if any, and interest on the Offered Securities of such series shall be payable, the Offered Securities of such series may be surrendered for registration of transfer and exchange, and notices and demands to or upon the Company in respect of the Offered Securities of such series or the Indenture may be served, at the agency of the Company maintained for such purposes from time to time in the Borough of Manhattan, The City of New York, and the Company hereby appoints the Trustee as trustee, paying agent, transfer agent and registrar for the Offered Securities of such series and designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, as the Company’s agency for the foregoing purposes; provided, however, that the Company, subject to the applicable provisions of the Indenture, may, with respect to the Offered Securities of such series, appoint another Person to be the registrar, transfer agent or paying agent, and appoint additional registrars, transfer agents and paying agents, with respect to the Offered Securities of such series, so long as the Company shall at all times maintain an agency for the foregoing purposes in the Borough of Manhattan, The City of New York for the Offered Securities of such series.

(8)           The Offered Securities of such series may be redeemed by the Company, in whole or from time to time in part, at the option of the Company on any date upon not less than 30 nor more than 60 days notice given as provided in the Indenture, at a redemption price calculated as provided in the form of Offered Securities of such series attached hereto as Exhibit 1, plus accrued and unpaid interest on the principal amount of the Offered Securities of such series being redeemed to the applicable redemption date; provided that payments of interest on the Offered Securities of such series that are due and payable on or prior to a date fixed for redemption of the Offered Securities of such series will be payable to the Holders of the Offered Securities of such series registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the Indenture.

Any redemption of Offered Securities of such series shall be made on the other terms and conditions set forth in the Indenture.  The Offered Securities of such series shall not be subject to a sinking fund or analogous provision.

(9)           The Company will be required to offer to repurchase the Offered Securities of such series, and to repurchase duly tendered Offered Securities of such series, upon the terms, and subject to the conditions, set forth under the caption “Offer to Purchase Upon Change of Control Triggering Event” in the form of certificate evidencing the Offered Securities of such series attached as Exhibit 1 hereto.

(10)           The principal of, premium, if any, and interest on the Offered Securities of such series shall be payable in such coin or currency of the United States of America as of the time of payment shall be legal tender for the payment of public and private debts.

(11)           The Offered Securities of such series shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(12)           To the extent that any provision of the Indenture or the Offered Securities of such series provides for the payment of interest on overdue principal of, or premium, if any, or interest on, the Offered Securities of such series, then, to the extent permitted by applicable law, interest on such overdue principal, premium, if any, and interest shall accrue at the rate of interest borne by the Offered Securities of such series, and, anything in the Indenture to the contrary notwithstanding, in the case of any requirement in the Indenture that the Company pay (or that the Trustee distribute) interest on overdue principal of, or premium, if any, or interest on, the Offered Securities of such series, such payment or distribution shall only be required to the extent it is permitted by applicable law.

(13)           As used in the Indenture with respect to the Offered Securities of such series and in the certificates evidencing the Offered Securities of such series, all references to “premium” on the Offered Securities of such series shall mean any amounts (other than accrued interest) payable upon the redemption of any Offered Security of such series, or the repurchase of any Offered Security of such series pursuant to the provisions set forth under the caption “Offer to Purchase Upon Change of Control Triggering Event” in the form of certificate evidencing the Offered Securities of such series attached as Exhibit 1 hereto, in excess of 100% of the principal amount of such Offered Security.

(14)           The provisions of Section 3.9 of the Indenture shall not be applicable with respect to the Offered Securities of such series and the Offered Securities of such series shall not be entitled to the benefits of such Section 3.9.

(15)           The following additional terms shall be applicable with respect to the Offered Securities of such series:

(a)
the phrase “due or to become due to such date of maturity” appearing in the 36th and 37th lines of Section 10.1(A) of the Indenture shall be deleted and replaced with the phrase “due or to become due on or prior to such date of maturity or redemption, as the case may be,”;

(b)
the Company shall not act as its own paying agent for purposes of Section 10.2 of the Indenture or for purposes of the provisions set forth under the caption “Offer to Purchase Upon Change of Control Triggering Event” in the form of certificate evidencing the Offered Securities of such series attached hereto as Exhibit I;

(c)
all references in the Indenture to the “Secretary” and any “Assistant Secretary” of the Company shall be deemed to include a reference to the Corporate Secretary and any Assistant Corporate Secretary, respectively, of the Company; and

(d)
the phrase “acquires by sale or conveyance substantially all the assets” appearing in clause (i) of Section 9.1 of the Indenture shall be deleted and replaced with the phrase “acquires by sale or conveyance all or substantially all the assets”.

(16)           The certificates evidencing the Offered Securities of such series shall be in substantially the form of the certificate attached hereto as Exhibit 1, it being understood that the certificate evidencing any Offered Security may be modified so that the signatures and/or trustee’s certificate of authentication appear on the same page as the principal amount of such Offered Security and that the format (but not the substance) of any such certificate may also be changed in such manner as any officer the Company may approve, such approval to be conclusively evidenced by the authentication of any such certificate by the Trustee.

(17)           The Offered Securities of such series shall have such additional terms and provisions as are set forth in the form of certificate evidencing the Offered Securities of such series attached hereto as Exhibit 1, which terms and provisions are hereby incorporated by reference in and made a part of this Annex I and the Indenture as if set forth in full herein and therein.

EXHIBIT 1

Form of Certificate Evidencing the Offered Securities